UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 12, 2015

Hurco Companies, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Indiana

(State or Other Jurisdiction of Incorporation)

0-9143	35-1150732
(Commission File Number)	(IRS Employer Identification No.)

One Technology Way
Indianapolis, Indiana	46268
(Address of Principal Executive Offices)	(Zip Code)

(317) 293-5309

(Registrant's Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

Hurco Companies, Inc. (the “Company”) held its Annual Meeting of Shareholders on March 12, 2015. The shareholders:

•	elected all eight of the Company's nominees for director to serve until the next Annual Meeting of Shareholders;
•	approved, on an advisory basis, the compensation for the Company's named executive officers as disclosed in the proxy statement;
•	ratified the appointment of Ernst & Young LLP to serve as the Company's independent registered public accounting firm for the fiscal year ending October 31, 2015.

Shares were voted on these proposals as follows:

	Number of Votes FOR	Number of Votes WITHHELD	Broker Non- Votes	Abstentions
Election of Directors:
Thomas A. Aaro	4,943,619	37,065	1,015,863	0
Robert W. Cruickshank	4,915,125	65,559	1,015,863	0
Michael Doar	4,934,402	46,282	1,015,863	0
Jay C. Longbottom	4,944,163	36,521	1,015,863	0
Andrew Niner	4,899,762	80,922	1,015,863	0
Richard Porter	4,901,704	78,980	1,015,863	0
Janaki Sivanesan	4,953,419	27,265	1,015,863	0
Ronald Strackbein	4,937,121	43,563	1,015,863	0

	For	Against	Broker Non- Votes	Abstentions
Advisory vote to approve executive compensation:	4,855,455	38,025	1,015,863	87,204
	For	Against	Broker Non- Votes	Abstentions
Ratification of appointment of public accounting firm:	5,957,922	20,639	0	17,916

Item 7.01	Regulation FD Disclosure

On March 13, 2015, Hurco Companies, Inc. issued a press release announcing payment of a cash dividend of $0.08 per share of common stock.

A copy of the press release is filed as Exhibit 99.1 to this report and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

99.1	Dividend press release dated March 13, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 13, 2015

HURCO COMPANIES, INC.

By:	/s/ Sonja K. McClelland
Sonja K. McClelland, Vice President, Secretary, Treasurer and Chief Financial Officer

EXHIBIT INDEX

99.1	Dividend press release dated March 13, 2015